AGREEMENT FOR WHOLESALE FINANCING FOR
                       MICROAGE COMMERCIAL CREDIT DEALERS

                       (SECURITY AGREEMENT - ARBITRATION)

     This Agreement for Wholesale Financing ("Agreement") is made as of February 26, 1997 between Deutsch Financial Services Corporation ("DFS") and Business Technologies Systems, Inc. a Corporation, ("Dealer"), having principal place of business located at 4100 N. Powerline Road, Ste. P-6, Pompano Beach, FL 33073.

     Extension of Credit. Dealer is a computer reseller that has entered into an agreement with MicroAge Computer Centers, Inc. ("MCCI") Subject to the terms of this Agreement, DFS may extend credit to Dealer from time to time to purchase inventory from MCCI and other DFS approved vendors ("Vendors") and for other purposes. If DFS advances funds to Dealer following Dealer's execution of this Agreement, DFS will be deemed to have entered into this Agreement with Dealer, whether or not executed by DFS. DFS' decision to advance funds will not be binding until the funds are actually advanced. DFS may combine all of DFS' advances to Dealer or on Dealer's behalf, whether under this Agreement or any other agreement, and whether provided by one or more of DFS' branch offices, together with all finance charges, fees and expenses related thereto, to make one debt owed by Dealer. DFS may, at any time and without notice to Dealer, elect not to finance any inventory sold by particular Vendors who are in default of their obligations to DFS or with respect to which DFS reasonably feels insecure. This is an agreement regarding the extension of credit, and not the provision of goods or services.

2. Financing Terms and Statements of Transaction. Dealer and DFS agree that certain financial terms of any advance made by DFS under this Agreement, whether regarding finance charges, other fees, maturities, curtailments or other financial terms, are not set forth herein because such terms depend, in part, upon the availability of Vendor discounts, payment terms or other incentives, prevailing economic conditions, DFS' floorplanning volume with Dealer and with Dealer's Vendors, and other economic factors which may vary over time. Dealer and DFS further agree that it is therefore in their mutual best interest to set forth in this Agreement only the general terms of Dealer's financing arrangement with DFS. Upon agreeing to finance a particular item of inventory for Dealer, DFS will send Dealer a Statement of Transaction identifying such inventory and the applicable financial terms. Unless Dealer notifies DFS in writing of any objection within fifteen (15) days after a Statement of Transaction is mailed to Dealer: (a) the amount shown on such statement of Transaction will be an account stated; (b) Dealer will have agreed to all rates, charges and other terms shown on such Statement of Transaction and to the terms of the financing programs agreed to from time to time in writing between DFS and MCCI and/or other approved Vendors, as the case may be, and which are identified on such Statement of Transaction; (c) Dealer will have agreed that the items of inventory referenced in such Statement of Transaction are being financed by DFS at Dealer's request; and (d) such Statement of Transaction will be incorporated herein by reference, will be made a part hereof as if originally set forth herein, and will constitute an addendum hereto. If Dealer objects to the terms of any Statement of Transaction, Dealer agrees to pay DFS for such inventory in accordance with the most recent terms for similar inventory to which Dealer has not objected (or, if there are no prior terms, at the lesser of 15% per annum o r at the maximum lawful contract rate of interest permitted under applicable law), but Dealer acknowledges that DFS may then elect to terminate Dealer's financing program pursuant to Section 18, and cease making additional advances to Dealer. However, such termination will not accelerate the maturities of advances previously made, unless Dealer shall otherwise be in default of this Agreement.

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3.   Grant of Security  Interest.  To secure payment of all of Dealer's  current and future debts to DFS, whether under this Agreement or any current or future guaranty or other agreement, Dealer grants DFS a security interest in all of Dealer's inventory, equipment, fixtures, accounts, contract rights, chattel paper, security agreements, instrument, deposit accounts,
     reserves,   documents,  and  general  intangibles  (specifically  including without limitations, all vendor, manufacturer and dealer authorizations and medallions); and all judgements, claims, insurance policies and payments owed or made to Dealer thereon; all whether now owned or hereafter acquired, all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto, and al proceeds thereof. All such assets are collectively referred to herein as the Collateral." All of such terms for which meanings are provided in the Uniform Commercial Code of the applicable state are used herein with such meanings. All Collateral financed by DFS, and all proceeds thereof, will be held in trust by Dealer for DFS, with such proceeds being payable in accordance with
     Section 9. DFS' title, lien or security interest will not be impaired by any payments made by Dealer to MCCI or anyone else or by Dealer's failure or refusal to account to DFS for proceeds.

4. Affirmative Warranties and Representations. Dealer warrants and represents to DFS that: (a) Dealer has good title to all Collateral; (b) DFS' security interest in the Collateral financed by DFS is not now and will not become subordinate to the security interest, lien, encumbrance or claim of any person; (c) Dealer will execute all documents DFS requests to perfect and maintain DFS' security interest in the Collateral; (d) Deler will deliver to DFS immediately upon each request, and DFS may retain, each Certificate or Title or Statement of Origin issued for Collateral financed by DFS; (e) Dealer will at all times be duly organized, existing in good standing, qualified and licensed to do business in the state, county, or parish, in which the nature of its business or property so requires; (f) Dealer has the right and is duly authorized to enter into this Agreement; (g) Dealer's execution of this Agreement does not constitute a breach of any agreements to which Dealer is now or hereafter becomes bound; (h) there are and will be no actions or proceedings pending or threatened against Dealer which might result in any material adverse change in Dealer's financial or business condition or which might in any way adversely affect any of Dealer's assets; (i) Dealer will maintain the Collateral in good condition and repair; (j) Dealer has duly filed and will duly file all tax returns required by law; (k) Dealer has paid and will pay when due all taxes, levies, assessments and governmental charges of any nature; (l) Dealer will keep and maintain all of its books and records pertaining to the Collateral at its principal palce of business designated in this Agreement; (m) Dealer will promptly supply DFS with such information concerning ir or any guarantor as DFS hereafter may reasonable request; (n) all Collateral will be kept at Dealer's principal place of business listed above, and such other locations, if any, of which Dealer has notified DFS is writing or as listed on any current or future Exhibit "A" attached hereto which written notice(s) to DFS and Exhibit A(s) are incorporated herein by reference; (o) Dealer will give DFS thirty (30) days prior written notice of any change in Dealer's identity, name, form of business organization, ownership, management, principal place of business, Collateral locations or other business locations, and before moving and books and records to any other location; (p) Dealer will observe and perform all matters required by any lease, licenses, concession or franchise forming part of the Collateral in order to maintain all the rights of DFS thereunder, (q) Dealer will advise DFS of the commencement of material legal proceedings against Dealer or any guarantor, and (r) Dealer will comply with all applicable laws and will conduct its business in a manner which preserves and protects the Collateral and the earnings and incomes thereof.


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

5. Negative Covenants. Dealer will not at any time (without DFS' prior written consent): (a) other than in the ordinary course of its business, sell, lease or otherwise dispose of or transfer any of its assets; (b) rent, lease, demonstrate, consign, or use any Collateral financed by DFS; or (c) merge or consolidate with another entity.

6. Insurance. Dealer will immediately notify DFS of any loss, theft, or damage to any Collateral. Dealer will keep the Collateral for its full insurable value under an "all risk" property insurance policy with a company acceptable to DFS, naming DFS as a lender loss- payee or mortgagee and containing standard lender's loss payable and termination provisions. Dealer will provide DFS with written evidence of such property insurance coverage and lender's loss-payee or mortgagee endorsement.

7. Financial statements. Dealer will deliver to DFS: (a) within ninety (90) days after the end of each of Dealer's fiscal year a reasonably detailed balance sheet as of the last day of such fiscal year and a reasonably detailed income statement covering Dealer's operations foe such fiscal year, in a form satisfactory to DFS; (b) within forty-five (45) days after the end of each of Dealer's fiscal quarters, a reasonably detailed balance sheet as of the last day of such quarter and an income statement covering Dealer's operations for such quarter, in a form satisfactory to DFS; and
     (c) within ten (10) days after request therefor by DFS, and other report requested by DFS relating to the Collateral or the financial condition of Dealer. Dealer warrants and represents to DFS that all financial statements and information relating to Dealer or any guarantor which have been or may hereafter be delivered by Dealer or any guarantor are true and correct and have been an will be prepared in accordance with generally accepted accounting principles consistently applied and, with respect to such previously delivered statements or information, there has been no material adverse change in the financial or business condition of Dealer or any guarantor since the submission to DFS, either as of the date of delivery, or, if different, the date specified therein, and Dealer acknowledges DFS' reliance thereon.

8. Reviews. Dealer grants DFS an irrevocable license to enter Dealer's business locations during normal business hours without notice to Dealer to: (a) account for and inspect all Collateral; (b) verify Dealer's compliance with this Agreement; and (c) examine and copy Dealer's books and records related to the Collateral.

9. Payment Terms. Dealer will immediately pay DFS the principal indebtedness owed DFS on each item of Collateral financed by DFS (as shown on the Statement of Transaction identifying such Collateral) on the earliest occurrence of any of the following events: (a) when such Collateral is lost, stolen or damaged; (b) for Collateral financed under Pay-As- Sold ("PAS") terms (as shown on the Statement of Transaction identifying such Collateral), when such Collateral is sold, transferred, rented, leased, otherwise disposed of or matured; (c) in strict accordance with any curtailment schedule for such Collateral (as shown on the Statement of Transaction identifying such Collateral); (d) for Collateral financed under Scheduled Payment Program ("SPP") terms (as shown on the Statement of Transaction identifying such Collateral), in strict accordance with the installment payment schedule; and (e) when otherwise required under the terms of any financing program agreed to in writing by the parties. Regardless of the SP terms pertaining to any Collateral financed by DFS, if DFS determined that the current outstanding debt which Dealer owes to DFS exceeds the aggregate wholesale invoice price of such Collateral in Dealer's possession, Dealer will immediately upon demand pay DFS the difference between such outstanding debt and the aggregate wholesale invoice price of such Collateral. If Dealer from time to time is required to make immediate payment to DFS of any past due obligation discovered during any Collateral audit, or at any other time, Dealer agrees that acceptance of such payment by DFS shall not be construed to have waived ot amended the terms of its financing program. The proceeds of any Collateral received by Dealer will be held by Dealer in trust for DFS' benefit, for application as provided in this Agreement. Dealer will send all payments to DFS' branch office(s) responsible for Dealer's account. DFS may apply; (i) payments to reduce finance charges first and then principal, regardless of Dealer's instructions; and (ii) principal payments to the oldest (earliest) invoice for Collateral financed by DFS, but, in any event, all principal payments will first be applied to such Collateral which is sold, lost, stolen,

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

     damaged, rented, leased or otherwise disposed of or unaccounted for. Any third party discount, rebate, bonus or credit granted to Dealer for any Collateral will not reduce the debt Dealer owes DFS until DFS has received payment therefor in cash. Dealer will: (1) pay DFS even if any Collateral is defective or fails to conform to any warranties extended by any third party; (2) not assert against DFS any claim or defense Dealer has against any third party including, without limitation, any set-off or refusal to pay or perform any of Dealer's obligations to DFS under this Agreement as a result of any dispute with or claim against MCCI or any other Vendor; and
     (3) indemnify and hold DFS harmless against all claims and defenses asserted by any buyer of the Collateral relating to the condition of, or any representations regarding, any of the Collateral. Dealer waives all rights of offset and couterclaims Dealer may have against DFS.

10.  Calculation  of  Charges.  Dealer  will pay  finance  charges to DFS on the outstanding principal debt which Dealer owes DFS for each item of Collateral financed by DFS at the rate(s) shown on the Statement of Transaction identifying such Collateral, unless Dealer objects thereto as provided in Section 2. The finance charges attributable to the rate shown on the Statement of Transaction will: (a) be computed based on a 360 day year, (b) be calculated by multiplying the Daily Charge (as defined below) by the actual number of days in the applicable billing period; and (c) accrue from the invoice date of the Collateral identified on such Statement of Transaction until DFS receives full payment in good funds of the principal debt Dealer owes DFS for each item of such Collateral in accordance with DFS payment recognition policy and DFS applies such payment to Dealer's principal debt in accordance with the terms of this Agreement. The "Daily Charge" is the product of the Daily Rate (as defined below)
     multiplied by the Average Daily Balance (as defined below). The "Daily Rate" is the quotient of the annual rate shown on the Statement of Transaction divided by 360, or the monthly rate shown on the Statement of Transaction divided by 30. The "Average Daily Balance" is the quotient of
     (i) the sum of the outstanding principal debt owed DFS on each day of a billing period for each item of Collateral identified on a Statement of Transaction, divided by (ii) the actual number of days in such billing period. Dealer will also pay DFS $100 for each check returned unpaid for insufficient funds (an "NSF check") (such $100 payment repays DFS' estimated administrative costs; it does not waive the default caused by the NSF check). The annual percentage rate of the finance charges relating to any item of Collateral financed by DFS will be calculated from the invoice date of such Collateral, regardless of any period during which any finance charges subsidy shall be paid or payable by any third party. Dealer acknowledges that DFS intends to strictly conform to the applicable usury laws governing this Agreement. Regardless of any provision contained herein or in any other document executed or delivered in connection herewith or therewith, DFS shall never be deemed to have contracted for, charged or be entitled to receive, collect to apply as interest on this Agreement (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the maximum amount allowed by applicable law, and, if DFS ever receives, collects or applies as interest any such excess, such amount which would be excessive interest will be applied first to the reduction of the unpaid principal balances if advances under this Agreement, and, second, any remaining excess will be paid to Dealer. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Dealer and DFS shall, to the maximum extent permitted under applicable law: (A) characterize any non-principal payment (other than payments which are expressly designated as interest payment hereunder) as an expense or fee rather than as interest; (B) exclude voluntary pre-payments and the effect thereof; and (C) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term.

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11.  Billing  Statement.  DFS will  send  Dealer  a  monthly  billing  statement identifying all charges due on Dealer's account with DFS. The charges specified on each billing statement will be; (a) due and payable in full immediately on receipt; and (b) an account stated, unless DFS receives Dealer's written objection thereto within 15 days after it is mailed to Dealer. If DFS does not receive, by the 25th day of any given month, payment of all charges accrued to Dealer's account with DFS during the immediately preceding month, Dealer will (tp the extent allowed by law) pay DFS a late fee ("Late Fee") equal to the greater of $5 or 5% of the amount of such finance charges (payment of the Late Fee does not waive the default caused by the late payment). DFS may adjust the billing statement at any time to conform to applicable law and this Agreement.

12. SECURITY INTEREST GRANTED TO MCCI, RELEASE GIVEN TO MCCI, AND MCCI FEE. To secure payment of all of Dealer's current and future debts to MCCI under all agreements now or hereafter entered into between MCCI and Dealer, whether direct o contingent, Dealer also grants MCCI a security interest in all of Dealer's inventory, equipment, fixtures, accounts, contract rights, chattel paper, instruments, reserves, documents, deposit accounts and general intangibles (specifically including, without limitation, all vendor, manufacturer and dealer authorizations and medallions); and all judgements, claims, insurance policies and payments owed or made to Dealer thereon; all whether now owned or hereafter acquired, all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto, and all proceeds thereof; provided, however, MCCI's security interest in Dealer's assets specified above shall be fully subordinate and inferior to DFS' security interest in all of such assets. Dealer, on behalf of itself and its respective officers, directors, shareholders, partners, agents, employees, representatives, affiliated entities, spouses, heirs, successors and assigns ("Releasing Parties") hereby release, acquit and forever discharge MicroAge Commercial Credit, MCCI and their respective officers, directors, shareholders, partners, agents, employees, representatives, affiliated entities, successors, and assigns ("Released Parties") from any and all obligations, claims, debts, demands, liabilities, covenants, contracts, agreements, undertakings, costs, attorneys' fees, accounts, claims, actions or causes of action, whether known or unknown, which any of the Releasing Parties has, had or claims to have against any of the Released Parties, arising, directly or indirectly, out of any matter, negotiation, conversation, contract, agreement or for any other reason whatsoever, from the beginning of the world to the date hereof. Dealer acknowledges, agrees and accepts that: (a) Dealer shall periodically pay a fee to MCCI to cover MCCI's administrative expenses relating to Dealer's inventory and/or accounts receivable financing programs with DFS ("Fee"); (b) DFS shall be acting solely on behalf of MCCI as MCCI's agent to bill Dealer for the Feeand collect the Fee from Dealer; (c) the amount of the Fees and the frequency at which Dealer is billed fro the Fee will vary from time to time and will be determined solely by MCCI; (d) the Statement of Transaction shall include the Fee in the total amount of charges owed, but the amount of the Fee may not be shown separately; (e) the entire Fee collected by DFS shall be remitted to MCCI and DFS will not retain any portion of the Fee; (f) DFS' billing and collection of the Fee shall be remitted to MCCI and DFS will not retain any portion of the Fee; (f) DFS' billing and collection of the Fee shall not, in any way or manner whatsoever affect any or all of Dealer's liabilities and obligations owed to DFS, whether under this Agreement, Dealer's financing program with DFS or otherwise; (g) any dispute that may arise with respect to the Fee shall involve only MCCI and Dealer, shall not involve DFS and will not in any way or manner whatsoever affect any or all of Dealer's liabilities and obligations owed to DFS; and
     (h) DFS may apply payments that DFS receives from Dealer first to the amounts due DFS under Dealer's financing program with DFS, and then to the Fee for remittance to MCI, regardless of Dealer's instructions to DFS.

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13.  Default.  Dealer  will be in default  under this  Agreement  if: (a) Dealer breaches any terms, warranties or representations contained herein, in any Statement of Transaction to which Dealer has not objected as provided in
     Section 2, or in any other agreement between DFS and Dealer; (b) any guarantor of Dealer's debts to DFS breaches nd terms, warranties or representations contained in any guaranty or other agreement between the guarantor and DFS; (c) any representation, statement, report or certificate made or delivered by Dealer or any guarantor to DFS is no accurate when made; (d) Dealer fails to pay any portion of Dealer's debts to DFS when due end payable hereunder or under any other agreement between DFS and Dealer;
     (e) Dealer abandons any Collateral (f) Dealer or any guarantor is or becomes in default in the payment of any debt owed to any third party; (g) a money judgement issues against Dealer or any grantor, (h) an attachment, sale or seizure issues or is executed against any assets of Dealer or of any guarantor; (i) the undersigned dies while Dealer's business is operated as a sole proprietorship, any general partner dies wile Dealer's business is operated as a general or limited partnership, or any ember dies while Dealer's business is p\operated as a limited liability company, as applicable; (j) any guarantor dies; (k) Dealer or any guarantor shall cease existence as a corporation, partnership, limited liability company or trust, as applicable; (1) Dealer or any guarantor ceases or suspends business; (m) Dealer, any guarantor or any member while Dealer's business is operated as a limited liability company, as applicable , makes a general assignment for the benefit of creditors; (n) Dealer, any guarantor or any member while Dealer's business is operated as a limited liability company, as applicable, becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law; (o) any receiver is appointed for any assets of Dealer, any guarantor or any member while Dealer's business is operated as a limited liability company, as applicable; (p) any guaranty of Dealer's debts to DFS is terminated; (q) Dealer loses any franchise, permission, license or right to sell or deal in any Collateal which DFS finances; (r) Dealer fails, at any time, to be in good standing with MCCI pursuant to the terms of any of Dealer's agreements heretofore or hereafter entered into with MCCI; (s)
     Dealer  or  any  guarantor   misrepresents  Dealer's  or  such  guarantor's
     financial condition or organizational structure; or (t) DFS determines in good faith that it is insecure with respect to any of the Collateral or the payment of any part of Dealer's obligation to DFS.

14.  Rights of DFS Upon Default. In the event of a default:

         (a) DFS may at any time at DFS' election, without notice or demand to Dealer, do any one or more of the following; declare all or any part of the debt Dealer owes DFS immediately due and payable, together with all costs and expenses of DFS' collection activity, including, without limitation, all reasonable attorneys' fees; exercise any or all rights under applicable law (including, without limitation, the right to possess, transfer and dispose of the Collateral); and/or cease extending any additional credit to Dealer (DFS' right to cease extending credit shall not be continued to limit the discretionary nature of this credit facility). (b) Dealer will segregate and keep the Collateral in trust for DFS, and in good order and repair, and will not sell, rent, lease, consign, otherwise dispose of or use any Collateral, nor further encumber any Collateral.

         (c) Upon DFS' oral or written demand, Dealer will immediately deliver the Collateral to DFS', in good order and repair, at a place specified by DFS, together with all related documents; or DFS may, in DFS' sole discretion and without notice or demand to Dealer, take immediate possession of the Collateral together with all related documents.

         (d) DFS may, without notice, apply a default finance charge to Dealer's outstanding principal indebtedness equal to the default rate specified in Dealer's financing program with DFS, if any, or if there is none so specified, at the lesser of 3% per annum above the rate in effect immediately prior to the default, or the highest lawful contract rate of interest permitted under applicable law.

               All of DFS' rights and remedies are cumulative. DFS' failure to exercise any of DFS' rights or remedies hereunder will not waive any of DFS' rights or remedies as to any past, current or future default.

15. Sale of Collateral. Dealer agrees that of DFS conducts a private sale of any Collateral by requesting bids from 10 or more dealers or distributors in that type of Collateral, any sale by DFS of such Collateral in bulk or in parcels within 120 days of: (a) DFS;' taking possession and control of such Collateral; or (b) when DFS is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Dealer agrees that the purchase of any Collateral by a Vendor, as provided in any agreement between DFS and the Vendor, is a commercially reasonable disposition and private sale of such Collateral under the Uniform Commercial Code, and no request for bids shall be required. Dealer further agrees that 7 or more days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a Vendor). Dealer irrevocably waives any requirement that DFS retain possession and not dispose of any Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgement. If DFS' disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such disposition will be determined in accordance with the laws of the state governing this Agreement.

16. Power of Attorney. Dealer grants DFS as irrevocable power of attorney to: execute or endorse on Dealer's behalf any checks, financing statements, instruments, Certificates of Title and Statements of Origin pertaining to the Collateral; supply and omitted information and correct errors in any document between DFS and Dealer, initiate and settle any insurance claim pertaining to the Collateral; and do anything to preserve and protect the Collateral and DFS' rights and interest therein.

17. Information. DFS may provide to any third party any credit, financial or other information on Dealer that DFS may from time to time possess. DFS may obtain from any Vendor any credit, financial or other information regarding Dealer that such Vendor my from time to time possess.

18. Termination. Either party may terminate this Agreement at ant time by written notice received by other party. If DFS terminates this Agreement, Dealer agrees that if Dealer (a) is not in default hereunder, 30 days prior notice of termination is reasonable and sufficient (although this provision shall not be construed to mean that shorter periods may not, in particular circumstances, also be reasonable and sufficient); or (b) is in default, no prior notice of termination is required. Dealer will not be relieved from any obligation to DFS arising out of DFS' advance or commitments made before the effective termination date of the Agreement. DFS will retain all of its rights, interests and remedies hereunder until Dealer has paid all of Dealer's debts to DFS. All waivers set forth within this Agreement will survive any termination of this Agreement.

19. Binding Effect. Dealer cannot assign its interest in this Agreement without DFS' prior written consent, although DFS may assign or participate DFS' interest, in whole or in part, without Dealer's consent. This Agreement will protect and bind DFS' and Dealer's respective heirs, representatives, successors and assigns.

20. Notices. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or severed if mailed or delivered; (a) to Dealer at Dealer's principal place of business specified above; and (b) to DFS at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832, Attention: General Counsel, or such other address as the parties may hereafter specify tin writing.

21. NO ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBTS ARE NOT ENFORCEABLE. TO PROTECT DEALER AND DFS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ALL AGREEMENTS COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, EXCEPT AS SPECIFICALLY PROVIDED HEREIN OR AS THE PARTIES MAY LATER AGREE IN WRITING TO MODIFY IT. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

22. Other Waivers. Dealer irrevocably waives notice of: DFS' acceptance of this Agreement, presentment., demand, protest, nonpayment, nonperformance, and dishonor. Dealer and DFS irrevocably waive all rights to claim any punitive and/or exemplary damages. Dealer waives and renounces all rights and benefits Dealer may now have or hereafter acquire as third-party beneficiaries or otherwise under the terms of any agreements heretofore or hereafter entered into by and between DFS and MCCI.

23. Severability. If any provision of this Agreement or its application is invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable.

24. Supplement. If Dealer and DFS have heretofore executed other agreements in connection with all of any part of the Collateral, this Agreement shall supplement each and every other agreement previously executed by and between Dealer and DFS, and in that event this Agreement shall neither be deemed a novation nor a termination of such previously executed agreement nor shall execution of this Agreement be deemed a satisfaction of any obligation secured by such previously executed agreement.

25. Receipt of Agreement. Dealer acknowledges that it has received a true and complete copy f this Agreement. Dealer acknowledges that it has read and understood this Agreement. Notwithstanding anything herein to the contract:
     (a) DFS may rely on any facsimile copy, electronic data transmission or electronic data storage of this Agreement, any Statement of Transaction, billing statement, invoice from a Vendor, financial statements or other reports, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Agreement or any other agreement between DFS and Dealer, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority.

26. Miscellaneous. Time is of the essence regarding Dealer's performance of its obligations to DFS notwithstanding any course of dealing or custom of DFS' part to grant extensions of time. Dealer's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder. DFS will have the right to refrain from or postpone enforcement of this Agreement or any other agreements between DFS and Dealer without prejudice and the failure to strictly enforce these agreements will not be construed as having created a course of dealing between DFS and Dealer contrary to the specific terms of the agreements or as having modified, released or waived the same. The express terms of this Agreement will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereto. If Dealer fails to pay any taxes, fees or other obligations which may impair DFS' interest in the Collateral, or fails to keep the Collateral insured, DFS may, but shall not be required to, pay such taxes, fees or obligations and pay the cost to insure the Collateral, and the amounts paid will be: (a) an additional debt owed by Dealer to DFS, which shall be subject to finance charges as provided herein; and (b) due and payable immediately in full. Dealer agrees to pay all of DFS' reasonable attorney's fees and expenses incurred by DFS in enforcing DFS' rights hereunder. The Section titles used in this Agreement are for convenience only and do not define or limit the contents of any Section.

27.  BINDING ARBITRATION.

        27.1 Arbitrable Claims. Except as other wise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever
               (including, without limitation, all torts, whether regarding negligence, breach of fiduciary duty, restraint of trade, fraud, conversion, duress, interference, wrongful replevin, wrongful sequestration, fraud in the inducement, usury or any other tort, all contract actions, whether regarding express or implied terms, such as implied covenants of good faith, fair dealing, and the commercial reasonableness of any Collateral disposition, or any other contract claim, all claims of deceptive trade practices or lender liability, and all claims questioning the reasonableness or lawfulness or any act), whether arising before or after the date of this Agreement, and whether directly or indirectly relating to; (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between DFS and Dealer; (c) any act committed by DFS or by any parent company, subsidiary or affiliated company of DFS (the "DFS Companies"), or by any employee, agent, officer, or director of a DFS Company whether or not arising within the scope and course of employment or other contractual representation of the DFS Companies provided that such act arises under a relationship, transaction or dealing between DFS and Dealer, and/or (d) any other relationship, transaction or dealing between DFS and Dealer (collectively the "Disputes"), will be subject to and resolved by binding arbitration. 27.2 Administrative Body. All arbitration hereunder will be conducted in accordance with the Commercial Arbitration Rules of The American Arbitration Association ("AAA"). If the AAA is dissolved, disbanded or becomes subject to any state or federal bankruptcy or insolvency proceeding, the parties will remain subject to binding arbitration which will be conducted by a mutually agreeable arbitral forum. The parties agree that all arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience. The arbitrator(s) will decide if any inconsistency exists between the rules of any applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The site of all arbitration proceedings will be in the Division of the Federal Judicial District in which AAA maintains a regional office that is closest to Dealer.

        27.3 Discovery. Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows. No later than thirty
               (30) days after the filing of a claim for arbitration, the parties will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or the taking of depositions by permitted. However, in the event of the designation of any expert witness(es), the following will occur; (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party, (b) the opposing party will be permitted to depose the expert witness(es); (c) the opposing party will e permitted to designate rebuttal expert witness(es), and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished. 27.4 Exemplary or Punitive Damages. The Arbitrator(s) will not have the authority to award exemplary or punitive damages. 27.5 Confidentially of Awards. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be entered as a judgement or order in any state or federal court and may be confirmed within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended ("FAA") will govern all arbitration(s) and confirmation proceedings hereunder. 27.6 Prejudgement and Provisional Remedies. Nothing herein will be construed to prevent DFS' or Dealer's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, dation and/or any other prejudgement or provisional action or remedy relating to any Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive DFS' or Dealer's right to compel arbitration of any Dispute. 27.7 Attorney's Fees. If either Dealer or DFS brings any other action for judicial relief with respect to any Dispute (other than those set forth in Section 27.6), the party bringing such action will be liable for and immediately pay all of the other part's costs and expenses (including attorneys' fees) incurred to stay or dismiss such action and removes\ or refer such Dispute to arbitration. If either Dealer or DFS brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys' fees incurred by the other party in defending such action. Additionally, if Dealer sues DFS or institutes any arbitration claim or counterclaim against DFS in which DFS is the prevailing party, Dealer will pay all costs and expenses (including attorneys' fees) incurred by DFS in the course of defending such action or proceeding. 27.8 Limitations. Any arbitration proceeding must be instituted: (a) with respect to any Dispute fro the collection of any debt owed by either party to the other, within two (2) years after the date the last payment was received by the instituting party; and (b) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceeding, with respect to such Dispute.

        27.9 Survival After Termination. The agreement to arbitrate will survive the termination of this Agreement.

28. INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION , ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. DEALER AND DFS WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

29. Governing Law. Dealer acknowledges and agrees that this and all other agreements between Dealer and DFS have been substantially negotiated, and will be substantially performed, in the state of Colorado. Accordingly, Dealer agrees that all Disputes will be governed by, and construed in accordance with, the laws of such state,. Except to the extent inconsistent with the provisions of the FAA which shall control and govern all arbitration proceedings hereunder.

                      SECRETARY'S CERTIFICATE OF RESOLUTION

         I certify that I am the Secretary or Assistant Secretary of the corporation named below, and that the following completely and accurately sets forth certain resolutions of the Board of Directors of the corporation adopted at a special meeting thereof held on due notice (and with shareholder approval, if required by law), at which meeting there was present a quorum authorized to transact the business described below, and that the proceedings of the meeting were in accordance with the certificate of incorporation, charter and by-laws of the corporation, and that they have not been revoked, annulled or amended in any manner whatsoever.

         Upon motion duly made and seconded, the following resolution was unanimously adopted after full discussion:

         "RESOLVED, That the several officers, directors, and agents of this corporation, or any one of more of them, are hereby authorized and empowered on behalf of this corporation: to obtain financing from Deutsch Financial Services Corporation ("DFS") in such amounts and on such terms as such officers, directors or agents deem proper: to enter into financing, security, pledge and other agreements with DFS relating to the terms upon which such financing may be obtained and security and/or other credit support is to be furnished by this corporation thereof; from time to time to supplement or amend any such agreement; and from time to time to pledge, assign, mortgage, grant security interests, and otherwise transfer, to DFS as collateral security for any obligations of this corporation to DFS, whenever and however arising, any assets of this corporation, whether now owned or hereafter acquired; the Board of Directors hereby ratifying, approving and confirming all that any of said officers, directors or agents have done or may do with respect to the foregoing."

         IN WITNESS WHEREOF, I have executed and affixed the seal of the corporation on the date stated below.

Date: 2/26, 1997                              /s/ Assistant Secretary
                                               (Assistant Secretary)
                                               Business Technology Systems, Inc.
                                               Corporate Name

1990 MCCI. MicroAge is a registered trademark of MicroAge Computer Centers, Inc. MicroAge is an international sales organization of independently owned and operated company-owned, franchised and affiliated locations.

                 AMENDMENT TO AGREEMENT FOR WHOLESALE FINANCING

     This Amendment to Agreement for Wholesale Financing is made to that certain Agreement for Wholesale Financing entered into by and between Business Technology Systems, Inc. ("Dealer") and Deutsche Financial Services ("DFS") on February 26, 1997, as amended ("Agreement").

     FOR VALUE RECEIVED, Dealer and DFS agree to amend the Agreement to provide as follows (capitalized terms shall have the same meaning as determined in the Agreement unless otherwise indicated:

         Dealer will forward to DFS at least once each calendar week a Collateral Report (as defined below) dated no earlier than seven (7) days prior to the sate of delivery of each such Collateral Report to DFS. Regardless of the SPP terms pertaining to any Collateral financed by DFS, and notwithstanding any scheduled payments made by Dealer after the Determination Date (as defined below), if DFS determines, after reviewing the Collateral Report, after conducting an inspection of the Collateral or otherwise, that (i) the total current outstanding indebtedness owed by Dealer to DFS as of the date of the Collateral Report, inspection or any other date on which a paydown is otherwise required hereunder, as applicable (the "Determination Date"), exceeds
         (ii) the Collateral Liquidation Value (as defined below) as of the Determination Date, Dealer will immediately upon demand pay DFS the difference between (i) Dealer's total current outstanding indebtedness owed to DFS as of the Determination Date, and (ii) the Collateral Liquidation Value as of the Determination Date.

         The term "Collateral Report" is defined herein to mean a report complied y Dealer specifying the following information: (a) the total aggregate wholesale invoice price of all of Dealer's inventory financed by DFS that is unsold and in Dealer's possession and control as of the date of such Report; and (b) the total outstanding balance owed to Dealer on Dealer's Eligible Accounts (as defined below) as of the date of such Report: in each case to the extent DFS has a first priority, fully perfected security interest therein.

         The term "Eligible Accounts" is defined herein to include all of Dealer's accounts receivable except for: (a) Accounts created from the sale of goods and services on non-standard terms and/or that allow for payment to be made more than thirty (30) days from the date of sale;
         (b)  Accounts  unpaid  more than ninety (90) days from date of invoice;
         (c) all accounts of any obligor with fifty percent (50%) or more of the outstanding balance unpaid for more than ninety (90) days from the date of invoice; (d) accounts which the obligor is an officer, director, shareholder, partner, member, owner, employee, agent, parent, subsidiary, affiliate of, or is related or has common shareholders, officers, directors, owners, partners or members; (e) consignment sales; (f) accounts for which the payment is or may be conditional; (g) accounts for which the obligor is not a commercial or institutional entity or is not a resident of the United States or Canada; (h) accounts with respect to which any warranty or representation provided herein is not true and correct (i) Accounts which represent goods or services purchased for a personal, family or household purpose; (j) accounts which represent goods used for demonstration purposes or loaned by Dealer to another party; (k) accounts which are progress payment, barter or contra accounts; (l) accounts which are discounts, rebates, bonuses or credits for returned goods owed to Dealer by any third party; (m) accounts which are being financed by DFS pursuant to a Business Financing Agreement or other comparable document between Dealer and DFS; and (n) any and all other accounts which DFS deems to be ineligible.

         The term "Collateral Liquidation Value" is defined herein to mean: (i) one hundred percent (100%) of the total aggregate wholesale invoice price of al of Dealer's inventory financed by DFS that is unsold and in Dealer's possession and control excluding all in-use and demonstration inventory; (ii) seventy percent (70%) of the total outstanding balance of Dealer's Eligible Accounts (Except to the extent payment for any such Account is in the Blocked Account (as defined below); (iii) one hundred percent (100%) of all funds held in Dealer's bank account which has been blocked in favor of DFS, pursuant to a lockbox agreement executed by the bank in which such account is located, in form and substance satisfactory to DFS (the "Blocked Account") and pursuant to which agreement, Dealer hereby agrees to direct its obligors to make payment to the lockbox set forth therein; and (iv) one hundred percent (100%) of current proceeds and proceeds in transit due from Dealer's credit card clearing company, as reflected on the credit card clearing company's report dated as of the date of the Collateral Report: in each case as of the date of the Collateral Report and to the extent DFS has a first priority, fully perfected security interest therein.

         If Dealer from time to time is required to make immediate Payment to DFS of any past due obligation discovered during any Collateral audit; upon review of a Collateral Report or at any other time, Dealer agrees that acceptance of such payment by DFS shall not be construed to have waived or amended the terms of its financing program.

         From time to time Dealer may request that DFS release funds held in the Blocked Account to Dealer. DFS agrees, so long as Dealer is not in default to DFS, to release to Dealer.

         from the Blocked Account, upon request and submitted by Dealer of an updated Collateral Report in form and substance satisfactory to DFS, an amount not to exceed the positive difference, if any, between (i) the Collateral Liquidation Value, minus (ii) one hundred percent (100%) of Dealer's outstanding indebtedness to DFS as of the date of Dealer's request.

All other terms as they appear in the Agreement, to the extent consistent with the foregoing, are ratified and remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, Dealer and DFS have executed this Amendment to Agreement for Wholesale Financing this 26 day of Feb., 1997.

                                            BUSINESS TECHNOLOGY SYSTEMS, INC.

                                            By: /s/ Ila Sethi
                                            Title: President

ATTEST:

                                         DEUTSCHE FINANCIAL SERVICES CORPORATION
/s/ Assistant Secretary

(Assistant) Secretary                       By: /s/ Branch Manager
                                            Title: Branch Manager

                               EXTENSION AGREEMENT

                                    Exhibit A

     This Extension Agreement ("Agreement") is entered into as of this 26th day of August 1998, by and among Deutsche Financial Services Corporation (DFS"), Business Technology Systems, Inc., a Florida Corporation ("Borrower"), and Ila Sethi Madhu Sethi, Richard C. Peplin, Jr., and Colmena Corporation (collectively "Guarantor") collectively the "Parties."

                                    RECITALS

A. DFS has extended a credit facility to Borrower pursuant to the terms of the Agreement for Wholesale Financing (Security Agreement - Arbitration) dated on or about February 26, 1997, as amended (collectively the "Loan Document") providing for inventory financing for Borrower.

B. The loans made under the terms of the Load Document ("Loans") are secured by a first priority perfected lien and security interest in all of Borrower's inventory, equipment, fixtures, accounts, contract rights, chattel paper, instruments, reserves, documents of title, deposit accounts and general intangibles, now owned or hereafter acquired by Borrower, and al attachments, accessories, accessions, substitutions and/or replacements thereto, and all proceeds thereof (collectively referred to herein as the "Collateral"). Financing Statements perfecting DFS' security interest in the Collateral were properly recorded. The value of the Collateral has always exceeded the amount of the Loans.

C. Borrower's obligations and liabilities to DFS have been unconditionally guaranteed by Guarantor pursuant to the certain Guaranty agreements dated August 5, 1997 by Ila Sethi and Madhu Sethi, dated May 1, 1998 by Richard C. Peplin, Jr. and dated May 1, 1998, by Colmena Corporation (collectively the "Guaranty").

D. As of the date hereof, the Loans made to Borrower pursuant to the Loan Document are past due, Borrower's primary breach of the Loan Document being its failure topay principal payments to DFS when due, including the payment due June 15, 1998, in the sum of $43,229.81, payment due June 25, 1998 in the sum of $68,233.21 and a payment due July 5, 1998 in the sum of $151.59. Borrower acknowledges that the indebtedness due to DFS pursuant tothe Loan Document is $348,858.39 which represents principal as of the close of business on August 14, 1998 of $345,473.78, interest charges of $3,384.61 through July 31, 1998, plus additional interest charges from August 1, 1998 at the per annum rate of Prime plus 6.5% pursuant to the Loan Document, as well as fees and expenses incurred by DFS (collectively the "Debt"). Pursuant to the terms hereof, DFS agrees to extend the payment of the Debt, including the past due obligations.

E. Borrower and Guarantor have requested that DFS extend the payment of the Debt, including the past due obligations in lieu of enforcing DFS' rights and remedies.

F. In exchange for the agreements, representations, covenants, releases and confirmations of Borrower and the Guarantor contained and referenced herein, DFS willing to agree such extension.

G. Borrower acknowledges that DFS hasperformed all obligations on its part to be performed under the Loan Document and Borrower has no offsets nor defenses to the payment of the sums due DFS.

     NOW, THEREFORE, for and in consideration of the above premises, the mutual promises and covenants contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.   DFS Extension

          Subject to the terms and conditions set forth herein, DFS will extend the payment of the Debt, including the past due obligations in lieu of exercising its rights and remedies under the Loan Document unless and until such time as Borrower or the Guarantor are in default of any the provisions of this Agreement, the Loan Document or the Guaranty.

     2.   Repayment Terms.

          A. Borrower hereby surrenders to DFS all of DFS' inventory Collateral. The Parties further agree that the inventory will be surrendered to DFS for the purpose of its liquidation and application to the Debt. Borrower further acknowledges that such liquidation will discharge Borrower's obligations to DFS only to the extent of the net proceeds of such liquidation and that Borrower and Guarantor shall remain liable for the balance of the Debt owed to DFS. Borrower and Guarantor waive prior notice of private or public sale of the Collateral and of their right to redeem same. DFS' return of any inventory to a vendor is hereby deemed commercially reasonable. Additionally, DFS' disposition of other Collateral is hereby deemed commercially reasonable if DFS solicits at least ten bids by companies who purchase the type of collateral and sells that collateral tot he highest bidder. DFS is authorized to contact any vendor which does or did business with Borrower in order to request that all credit memos be forwarded directly to DFS. DFS will provide Borrower an accounting of funds received from the disposition of collateral upon written request.

          B. Borrower will continue to collect its Accounts and will remit all of the proceeds thereof to DFS. Borrower will surrender the Accounts and other Collateral to DFS and all records and documents relating thereto upon written request from DFS.

          C. DFS shall maintain its security interest and lien against the Collateral until The Debt is irrevocably paid in full by Borrower or Guarantor. DFS will cause it's UCC form-one Financing Statements to be terminated within areasonable time after DFS is paid in full

          D. DFS will release Borrower and the Guarantor after all obligations to DFS Under this Agreement, the Load Document and the Guaranty have irrevocably been paid in full. As more fully described in Paragraph 8 below, Borrower and Guarantor release DFS from any claims they may have at this time.

          E. The Debt will be paid to DFS by Borrower or Guarantor by paying DFS the Debt in good funds by Noon eastern time on or before September 15, 1998.

          F. Borrower and Guarantor consent to the entry of a Consent Arbitration Award for the sum of $348,858.39 plus interest charges at the per annum rate of Prime plus 6.5% pursuant to the Loan Document, as well as fees and expenses incurred by DFS from August 1, 1998 in favor of DFS as provided in Exhibit A, attached hereto ("Award") and pursuant to the binding arbitration provisions as set out in the Loan Document and Guaranty. All funds received by DFS from the liquidation of the Collateral and Borrower's and Guarantors' payments will be credited against the Debt and Award. DFS may file the Award with the American Arbitration Association after the date of Borrower's default under this Agreement. The arbitration Award shall be entered upon: 1) the filing with the American Arbitration Association of a sworn affidavit by DFS or its attorney setting forth the default in this Agreement and the balance due; and 2) providing the Borrower and Guarantor 10 days to file a counter-affidavit rebutting DFS' affidavit. A copy of said affidavit and any arbitration pleadings shall be mailed by DFS to Borrower and Guarantor via Federal Express at their address provided herein. A copy of any counter-affidavits and arbitration pleadings shall be mailed by Borrower and Guarantor via Federal Express at DFS' address provided herein. UPON DEFAULT, BORROWER AND GUARANTOR SPECIFICALLY REAFFIRM THEIR CONSENT TO BINDING ARBITRATION AND THE ENTRY OF AN AWARD AGAINST THEM WITHOUT ADDITIONAL SERVICE OF PROCESS OTHER THAN BY FEDERAL EXPRESS OR HEARING AS MAY BE REQUIRED BY THE ARBITRATION RULES. FURTHER, BORROWER AND GUARANTOR SHALL NOT OPPOSE THE CONFIRMATION OF AN ARBITRATION AWARD AS A FINAL JUDGMENT IF APPLIED FOR BY DFS IN A COURT OF COMPETENT JURISDICTION.

          G. Borrower and Guarantor will pay DFS an extension fee in the sum of $5,000.00 in good funds upon execution of this Agreement.

     3.   Expiration of Extension

          DFS, Borrower and Guarantor further agree that DFS may immediately proceed to enforce any and all remedies available to it under the Loan Document, Guaranty, or under applicable law in the event the Borrower or Guarantor fail to make any of the payments due or otherwise comply with this Agreement when due. Time shall be of the essence with respect to Borrower's and Guarantor's obligations under this Agreement.

     4    Conditions Precedent.

          The initial and ongoing effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

          A. Execution and delivery to DFS of an original counterpart(s) of this Agreement by Borrower and Guarantor and each of them.

               B. Delivery of Incumbency Certificates of Borrower approving the execution, delivery and performance of this Agreement and the transactions contemplated herein, duly adopted by the Board of Directors in the same form as Exhibit A.

     5.   Representations and Warranties.

          Borrower represents and warrants to DFS that:

               A. Borrower's execution, delivery and performance of this Agreement is not subject to the prior consent approval of any third party or governmental authority.

               B.   All  the   obligations,   representations   and   warranties
                    contained in the Loan Document remain in full force and effect as modified hereby.

               C. The execution, delivery and performance of this Agreement by Borrower Does not violate, contravene, or conflict with any statute, rule, regulation, agreement or instrument or order binding upon Borrower or any of them, or to which Borrower, or any of them, is subject.

               D. This Agreement constitutes the valid and binding obligation of Borrower and is enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy laws.

     6.   Covenants

          Until the Debt is paid in full and all obligations and liabilities of Borrower and the Guarantor, and each of them under the Agreement, Guaranty and the Loan Document are performed and paid in full, Borrower and Guarantor agree and covenant that:

                A. Borrower is bound by the covenants and agreements set forth in the Loan Document.

                B. Borrower shall promptly notify DFS of: (i) any material adverse change in The financial condition or business of Borrower, the Guarantor, or any of them; (ii) any default under any agreement, contract or other instrument in which Borrower, or the Guarantor, or any of them, is a party or which any of Borrower's or any of the Guarantor's properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower or the Guarantor, or any of them; (iii) any adverse claim against or affecting Borrower or the Guarantor, or any of them, or any of Borrower or Guarantor property; (iv) any litigation, arbitration or other claim or controversy which might become the subject of litigation against Borrower or Guarantor, or any of them, or affecting any of Borrower's or Guarantor's properties; and
                    (v) any bankruptcy proceeding filed by or against the Borrower or Guarantor under Tile 11 U.S.C. or state insolvency proceeding.

                C. Borrower authorizes, and consents to, the continuing presence of DFS personnel on Borrower's business premises during normal business hours for the purpose of inspecting the Collateral and auditing of Borrower's books and records. Borrower acknowledge and agrees that the presence of DFS personnel on Borrower's premises shall be for purpose of protecting DFS' interest in the Collateral and never deemed as DFS' exercise and control over Borrower, the Collateral or Borrower's business.

                D. Borrower shall deliver all of the documents and instruments requested by DFS in conjunction with this Agreement and the Loan Document to maintain, confirm or protect its security interest in the Collateral.

     7.   Default/Remedies.

          Upon the occurrence of a default under this Agreement or under the Loan Documents; (i) DFS shall be entitled to take such lawful action as it deems appropriate (including without limitation, the institution of arbitration proceedings, the commencement of judicial or non-judicial proceedings to recover possession of the Collateral, filing a claim in an attempt to obtain immediate possession of the Collateral) for the purpose of collecting the indebtedness outstanding under the Loans, and preserving or protecting the Collateral securing the payment thereof; and (ii) DFS and Guarantor, and each of them, except where prohibited by law or required under this Agreement or the Loan Document, waive any notice of default, acceleration, termination of extension or other notice requirements or provisions contained within the Loan Document, or imposed by applicable law prior to DFS undertaking any such actions.

    8.    Borrower's and Guarantors' Releases.

          Borrower and Guarantor, and each of them for themselves and for their respective agents, partners, servants, employees, attorneys, heirs, successors and assigns, have this day RELEASED and by these presents do RELEASE, ACQUIT and FOREVER DISCHARGE DFS and its predecessors, successors, assigns, managers, shareholders, representatives, parent corporations, subsidiaries and affiliates, agents, servants, employees, attorneys, officers, and directors, each in their respective corporate and individual capacities (collectively, the "Released Parties") from any and all claims or cases of action, suit, sums of money, accounts, reckonings, covenants, contracts, controversies, agreements, promises, rights, variances, trespasses, damages, judgements, executions, claims and demands whatsoever which they have, which are based on facts or circumstances which arose or existed from the beginning of time to the date hereof, whether known or unknown, asserted or unasserted, equitable or at law, arising under or pursuant to common or statutory law, rules or regulations, and which arose in the course of dealings between any of the Released Parties and Borrower and Guarantor, or any of them, or which are directly or indirectly attributable tro the Loan Document, Guaranty or the rights, interest, covenants, or agreements evidenced thereby, or any security therefor, all loan modification documents, any documents or instruments executed or delivered in connction with the foregoing, or the negotiation, execution, delivery, administration, management, collection or enforcement thereof (collectively, the "Applicable Transactions"). The foregoing release shall relate to any and all claims and causes of action of any kind or character relating to the Applicable transactions, growing out of or in any way connected with or resulting from the acts, actions, or omissions, of any of the Released Parties, or any agent, servant, employee, attorney, officer or director of any of the Released
          Parties, including, without limitation, any loss, costs, or damage arising or incurred in connection with any usurious interest, breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, under influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate or partnership governance or prospective business advantage, breach of contract, deceptive trade practices, libel or slander (without admitting or implying that any such claim or cause of action exists or has any validity).

    9. Guarantor's Consent. Guarantor hereby consents to the terms and conditions contained in this Agreement. Guarantor further confirms and agrees that neither the execution of this Agreement, nor the consummation of the transactions described therein, shall in any way effect or diminish the liability of the Guarantor under the terms of the Guaranty previously, concurrently or hereafter executed by Guarantor, and that such Guaranty continues in full force and effect.

    10.    Miscellaneous.

          (a) Waivers. No failure to exercise, and no delay in exercising, on the part of any Party, any right under this Agreement, the Guaranty or the Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Parties in such documents shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. Nothing herein or in the Loan Document shall be construed to be a waiver by DFS of any rights under the Loan Document or Guaranty. DFS has not waived any rights or remedies available to DFS, whether under the Agreement, Loan Document, Guaranty or otherwise. Further, DFS has not consented to, nor shall anything herein be construed to imply DFS' consent to, a release of the liens and security interest in the Collateral granted under the Loan Document.

          (b) Survival of Representations and Warranties. All representations warranties, covenants and conditions made in this Agreement, the Loan Document, or the Guaranty shall survive the execution and delivery of these documents.

          (c) Severability. Any provision of this Agreement held by an arbitrator or a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

          (d) Applicable Law. This Agreement shall be deemed to have been made, and to be performable in Georgia and shall be governed, except as provided for in Paragraph 10(n), by and construed in accordance with the laws of the State of Georgia.

          (e) Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of DFS, Borrower, Guarantor, and each of them, and their respective successors, heirs and assigns, except that Borrower and Guarantor may not assign or transfer any of their rights or obligations hereunder without the prior written consent of DFS.

          (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. The original of this Agreement shall be delivered to DFS by 5:00 p.m. E.D.T. on August 19, 1998.

          (g) Notices. Any notice required or permitted to be given by DFS to Borrower or Guarantor, or any of them, hereunder shall be conclusively deemed to have been given and received if made in the following way:
          (i) either (a) in a writing which is hand delivered to Borrower and Guarantor at the addresses set forth below for such parties, or (b) in a writing, transmitted by facsimile machine to the facsimile machine numbers set forth below for such parties; and (ii) in a writing, mailed by prepaid or recognized overnight courier (including without limitation, Federal Express or Airborne), to the address specified below; in each case such notice shall be deemed to have been given and received on the day that it is transmitted or mailed as provided herein. All parties will notify all other parties of a change n their address or facsimile number.

                     DEUTSCHE FINANCIAL SERVICES CORPORATION
                        10000 Midlantic Drive, Suite 401
                          East Laurel Corporate Center
                              Mt. Laurel, NJ 08054
                            Attention: Greg Ledington
                            Facsimile: (609) 234-2530

                                 With a copy to:

                     DEUTSCHE FINANCIAL SERVICES CORPORATION
                           655 Maryville Centre Drive
                         St. Louis, Missouri 63141-5832
                           Attention: General Counsel
                            Facsimile: (314) 523-3190

                    If to Borrower, Colmena and Peplin, or any of them:

                        Attention: Richard C. Peplin, Jr.
                                  Colmena Corp.
                               25100 Detroit Road
                              Westlake, Ohio 44145
                              Facsimile: (440) 871-

                                 With a copy to:

                        Oppenheimer, Wolff & Donnelly LLP
                       500 Newport Center Drive, Suite 700
                             Newport Beach, CA 92660
                     Attention: Teresa Tormey Fineman, Esq.
                            Facsimile: (949) 719-6020

               If to Ila Sethi and Madhu Sethl, or either of them:
                              22423 Overture Circle
                              Boca Raton, FL 33438
                           Facsimile: (954) 252-3740

          (h) The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

          (i) Insurance. Borrower will continue to maintain and provide DFS with Certificates of Insurance naming DFS as a loss payee covering the Collateral at all Borrower's locations until the Debt is paid in full.

          (j) Full and Independent Knowledge. Each Party hereto represents that it has been represented by an attorney in conjunction with the preparation and review of this Agreement, that its representative has specifically discussed with its attorney the meaning and effect of this Agreement, or had to opportunity to consult with an attorney and that its representative has carefully read and understands the scope and effect each provision contained herein. Each Party further represents that it does not rely and has not relied upon any representation or statement made by the other party hereto or any of its representatives with regard to the subject matter, basis or effect of this Agreement.

     There are not unwritten agreements between the Parties. This Agreement may only be amended by a writing signed by the Parties.

         (k) Ownership Claims. Each Party hereto warrants and represents to each of the other that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, and claim or any portion thereof or interest therein, and agrees to indemnify, defend and hold each other party harmless from and against any and all claims based on or arising out of such assignment or transfer purported assignment or transfer of claims or any portion thereof or interest therein.

          (l) Further Assurances. Each of the parties, without further consideration agrees to execute and deliver such other documents and take such other action as may be necessary to communicate more effectively the subject matter hereof.

          (m) Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, the relationship resulting in or from this Agreement or the breach of any duties hereunder will be settled by Arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All hearings will be held in
          Atlanta, Georgia before an arbitrator who is a licensed attorney. A judgement upon the award rendered by the arbitrator shall be entered in a court of competent jurisdiction, including the United States District Court, Eastern District of Pennsylvania. The Federal Association Act (Title 9 United States Code Sections 1 shall govern all arbitrations.

          (n) Recitals. The above recitals are true and correct in all respects.

     This Agreement is EXECUTED as of the date first written above.

  ATTEST:                                Business Technology Systems, Inc
                                              A Florida corporation
/s/ Richard C. Peplin, Jr.
___________________________________      By:/s/ Richard C. Peplin, Jr.
         Secretary
                                         Name: Richard C. Peplin, Jr.

                                         Title: President

                            CORPORATE ACKNOWLEDGMENT

STATE OF Ohio                       )
                                    )SS:
COUNTY OF Cuhahoga )

     On the 26th day of August, 1998, before me personally came, Richard C. Peplin, Jr., who being by me duly sworn, did depose and say that he is the President of Business Technology Systems, Inc. known to me to be the person who executed the within Extension Agreement on behalf of said corporation, and acknowledged to me that they executed the same for the purposes therein stated.

/s/ Ila Sethi
-------------------------------
Ila Sethi - Guarantor

Address
22423 Overture Circle,
Boca Raton, FL 33428

                            INDIVIDUAL ACKNOWLEDGMENT

STATE OF Florida                            )
                                            )SS:
COUNTY OF Palm Beach                        )

         On this 1 day of June, 1999, before me, the subscriber, a Notary Public, personally appeared Ila Sethi known to me to be the person described in and who executed the above Extension Agreement, and who acknowledged the execution thereof to be her free act and deed.

My Commission Expires 5/7/2001
Notary Public:

/s/ Madhu Sethi
------------------------------
Madhu Sethi - Guarantor

Address
22423Overture Circle,
Boca Raton, FL 33428




                            INDIVIDUAL ACKNOWLEDGMENT

STATE OF Florida                            )
                                            )SS:
COUNTY OF Palm Beach                        )


         On this 1 day of June, 1999, before me, the subscriber, a Notary Public, personally appeared Madhu Sethi, known to me to be the person described in and who executed the above Extension Agreement, and who acknowledged the execution thereof to be his free act and deed.

My Commission Expires: 5/7/2001
Notary Public:

/s/ Richard C. Peplin, Jr.
--------------------------------
Richard C. Peplin, Jr. - Guarantor
Address:
24811  Framingham  Westlake, OH 44145


                            INDIVIDUAL ACKNOWLEDGMENT

STATE OF Ohio                       )
                                    )SS:
COUNTY OF Cuhahoga )


     On this 26th day of August, 1998, before me, the subscriber, a Notary Public, personally appeared Richard C. Peplin, Jr., known to me to be the person described in and who executed the above Extension Agreement, and who acknowledged the execution thereof to be his free act and deed.

My Commission Expires: 10/12/99                    Notary Public Pamela S. Burda



/s/ Richard C. Peplin, Jr.
Colmena Corporation - Guarantor
Address:
25100 Detroit Rd., Westlake, OH 44145

                            CORPORATE ACKNOWLEDGMENT

STATE OF Ohio                       )
                                    )SS:
COUNTY OF Cuhahoga )

         On this 26th day of August, 1998, before me, the subscriber, a Notary Public personally appeared Richard C. Peplin, Jr., know to me to be the person described in and who executed the above Extension Agreement on behalf Colmena Corporation as a duly authorized officer, and who acknowledged the execution thereof to be his free act and deed.

My Commission expires: 10/12/99                   Notary Public: Pamela S. Burda



DEUTSCHE FINANCIAL SERVICE CORPORATION,
A Florida Corporation

By: /s/ Ila Sethi
Title: ________________

                             INCUMBENCY CERTIFICATE
                                       OF

                        Business Technology Systems, Inc.

     I, Richard C. Peplin, Jr., hereby certify that:

     I am the duly qualified and acting Secretary of Business Technology Systems, Inc., and Florida corporation (the "Corporation").

     I hereby certify that the following named individuals are duly elected and appointed officers of the Corporation who are currently serving in their respective offices on behalf of the Corporation. I further certify that the signatures of said officers subscribed to the within instrument are true and genuine signatures of said officers.

                 The officers of the Corporation are as follows:

Office                     Name                             Manual Signature

President                  Richard C. Peplin, Jr.   /s/ Richard C. Peplin, Jr.

Chairman of the Board      Richard C. Peplin, Jr.   /s/ Richard C. Peplin, Jr.

Secretary                  Richard C. Peplin, Jr.   /s/ Richard C. Peplin, Jr.

     I further certify that President and Secretary are authorized to execute and deliver any and all documents on behalf of the Corporation.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation this 25th day of August, 1998.

(SEAL)
                                 /s/ Richard C. Peplin, Jr.
                                _______________________________
                                 Richard C. Peplin, Jr., Secretary

                        AMERICAN ARBITRATION ASSOCIATION
                         COMMERCIAL ARBITRATION TRIBUNAL

DEUTSCHE FINANCIAL SERVICES                                   )
CORPORATION                                                   )
         Claimant,                                            )        Case No.
v.                                                            )
Business Technology Systems, Inc.                             )
a Florida Corporation ("Borrower"),                           )
Ila Sethi, Madhu Sethi,                                       )
Richard C. Peplin, Jr. and                                    )
Colmena Corporation                                           )
                  Respondents.                                )

                            CONSENT ARBITRATION AWARD

Duetsche Financial Services Corporation ("DFS"), Business Technology Systems, Inc., a Florida Corporation ("Borrower"), and Ila Sethi, Madhu Sethi, Richard C. Peplin, Jr. and Colmena Corporation, (collectively "Respondents") hereby consent to the entry of an arbitration award ("Award") in favor of DFS and against Respondents, in the amount of $348,858.39 plus interest at the per annum rate of Prime plus 6.5% from August 1, 1998 less such sums received by DFS pursuant to the Extension Agreement dated as of August 19, 1998 a state the following:

WHEREAS, DFS and Respondents have agreed that all disputes between and among them would be resolved by binding arbitration with the American Arbitration Association;

WHEREAS, DFS and Respondents mutually desire to resolve all claims between them and to avoid any further cost or inconvenience inherent in proceeding with an arbitration claim, and to that ens, DFS and Respondents have entered into a Extension Agreement (collectively "Settlement"), a true and accurate copy of which is attached hereto as Exhibit 1 and incorporated herein by reference.

NOW THEREFORE, for and in consideration of the mutual covenants, conditions and promises contained herein and/or in the Settlement, and other good an valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DFS and Respondents hereby agree as follows:

         1. Respondents consent tot he entry of an Award in favor if DFS and against Respondents in the amount of $348,858.39 plus interest at the per annum rate of Prime plus 6.5% from August 1, 1998 less such sums received by DFS pursuant to the Extension Agreement dated as of August 19, 1998. All funds received by DFS from the liquidation of the Collateral and from the Respondents will be credited against the Debt.

         2. In the event Respondents do not comply with the provisions described in the Settlement, DFS shall have the right to file the Award with the American Arbitration Association upon the filing of an affidavit of proof setting forth the amount of the debt together with the proof of service upon Respondents. Thereafter, DFS may move to confirm the entry of the Award as a Judgement in a Federal or State court of competent jurisdiction and Respondent shall not oppose the confirmation of the Award as a final judgement if applied for by DFS. Service upon Respondents in such confirmation action shall be sufficient if forwarded by Federal Express to Respondents at the address contained in the Extension Agreement. The original Award shall be held by DFS subject to a default in the payment terms of the Settlement. The Award will be satisfied by the timely payment of the Debt, as adjusted, by Respondent. The Federal Arbitration Act (Title 9 United States Code
Section 1 et seq.) Shall govern all such proceedings.

CONSENTED TO:

ATTEST:                                        Business Technology Systems, Inc.
                                                      a Florida corporation

/s/ Secretary                                     By: /s/ Richasrd C. Peplin, Jr
Secretary
                                                  Name: Richard C. Peplin. Jr.

                                                Title President

                            CORPORATE ACKNOWLEDGMENT

STATE OF OHIO      )
                   ) SS:
COUNTY OF Cuyahoga )

         On the 26th day of August, 1998, before me personally came, _______________________________ who being by me duly sworn, did depose and say that he is the President of Business Technology Systems, Inc., known to me to be the person who executed the within Extension Agreement on behalf of said corporatio, and acknowledged to me that they executed the same for the purposes therein stated.

                            /s/ Pamela Burda
                                 Notary Public

My commission expires:


                                                                   /s/ Ila Sethi
                                                                       Ila Sethi
                                                                       Guarantor

                            INDIVIDUAL ACKNOWLEDGMENT

STATE OF  Florida   )
                    )        SS:
COUNTY OF Palm Beach)

         On this 1 day of June, 1999, before me, the subscriber, a Notary Public, personally appeared Ila Sethi, known to me to be the person described in and who executed the above Extension Agreement, and who acknowledged the execution thereof to be her free act and deed.

My Commission Expires: 5/7/2001

                       Notary Public: /s/ Joseph L. Gall, Jr.


                                                                /s/  Madhu Sethi
                                                                     Madhu Sethi
                                                                       Guarantor

                            INDIVIDUAL ACKNOWLEDGMENT

STATE OF Florida    )
                    )               ss:
COUNTY OF Palm Beach)

         On this 1 day of June, 1999, before me, the subscriber, a Notary Public, personally appeared Madhu Sethi, known to me to be the person described in and who executed the above Extension Agreement, and who acknowledged the execution thereof to be his free act and deed.

My Commission expires 5/7/2001

                       Notary Public: /s/ Pamela S. Burda


                                                      /s/ Richard C. Peplin, Jr.
                                                          Richard C. Peplin, Jr.
                                                                       Guarantor

                            INDIVIDUAL ACKNOWLEDGMENT

STATE OF   Ohio    )
                   )       ss:
COUNTY OF Cuyahoga )

     On this 26th day of August, 1998, before me, the subscriber, a Notary Public, personally appeared Richard C. Peplin, Jr., known to me to be the person described in and who executed the above Extension Agreement, and who acknowledged he execution thereof to be his free act and deed.

My Commission Expires Oct. 12, 1999

                       Notary Public: /s/ Pamela S. Burda

                                                      /s/ Richard C. Peplin, Jr.
                                                             Colmena Corporation
                                                                       Guarantor

                            CORPORATE ACKNOWLEDGMENT

STATE OF Ohio       )
                    )       SS:
COUNTY OF Cuyahoga  )

         On this 26th day of August, 1998, before me, the subscriber, a Notary Public, personally appeared Richard C. Peplin, Jr., known to me to be the person described in and who executed the above Extension Agreement on behalf of Colmena Corporation as a duly authorized officer, and who acknowledged the execution thereof to be his free act and deed.

My Commission Expires: Oct. 12, 1999

                       Notary Public:  /s/ Pamela S. Burda


                                        DEUTSCHE FINANCIAL SERVICES CORPORATION,
                                                            a Nevada Corporation

                             By: /s/ Senior Vic President (signature unreadable)


                                                     Name: _____________________

                                                   Title:_______________________